SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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TRIMERIS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRIMERIS, INC.
3518 WESTGATE DRIVE, SUITE 300
DURHAM, NORTH CAROLINA 27707

MAY 21, 2002

To the Stockholders of TRIMERIS, INC.

You are cordially invited to attend the 2002 Annual Meeting of the Stockholders of Trimeris, Inc., to be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina 27709, on June 26, 2002 at 2:00 p.m. (local time).

We have enclosed details of the business that we will conduct at the Annual Meeting and other information about Trimeris, Inc. in the enclosed Notice of Annual Meeting and Proxy Statement. We urge you to read the Notice of Annual Meeting and Proxy Statement carefully.

If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Dr. Dani P. Bolognesi
Chief Executive Officer

YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

TRIMERIS, INC.
3518 WESTGATE DRIVE, SUITE 300
DURHAM, NORTH CAROLINA 27707

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 26, 2002

The Annual Meeting of Stockholders of Trimeris, Inc. (“Trimeris” or the “Company”) will be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina 27709, on June 26, 2002 at 2:00 p.m. (local time) (the “Annual Meeting”) to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

1.
To elect two members of the Board of Directors for the term of office stated in the Proxy Statement. The Board has nominated the following persons for election for the two Class II Director seats at the Annual Meeting: Dr. Charles A. Sanders and Mr. Kevin C. Tang;

2.	To ratify the appointment of KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on May 10, 2002 will be entitled to vote at the Annual Meeting and at any adjournments thereof. The transfer books will not be closed. For a period of at least 10 days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the offices of the Company.

By	Order of the Board of Directors,

Tim	othy J. Creech
Sec	retary
Du	rham, North Carolina
Ma	y 21, 2002

ABSTENTIONS AND BROKER NONVOTES WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

1

TRIMERIS, INC.
3518 WESTGATE DRIVE, SUITE 300
DURHAM, NORTH CAROLINA 27707

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 26, 2002

The enclosed proxy is solicited on behalf of the Board of Directors of Trimeris, Inc., a Delaware corporation (“Trimeris” or the “Company”), for use at the annual meeting of stockholders to be held at 2:00 p.m. (local time) on June 26, 2002, and at any adjournment or postponement of the annual meeting (the “Annual Meeting”). The Annual Meeting will be held at the North Carolina Biotechnology Center, 15 Alexander Drive, Research Triangle Park, North Carolina 27709. All stockholders of record on May 10, 2002 will be entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and accompanying proxy (the “Proxy”) will be first mailed to stockholders on or about May 21, 2002.

The mailing address of the principal executive office of the Company is 3518 Westgate Drive, Suite 300, Durham, North Carolina 27707.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (collectively, the “Proposals”). Each Proposal is described in more detail in this Proxy Statement.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

Voting

May 10, 2002 is the record date for determination of stockholders entitled to vote at the Annual Meeting. On April 24, 2002, there were 18,700,576 shares of common stock outstanding. Each holder of common stock is entitled to one vote on all matters brought before the Annual Meeting.

For the Proposal to elect directors, the two nominees who receive the most votes will be elected. If you withhold authority to vote for a nominee on your proxy card, your vote will not count for or against the nominee. For the Proposal to ratify independent accountants, a majority of the votes cast for that Proposal is required for approval.

Abstentions and broker nonvotes will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will have no effect on the Proposals. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes. If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all of the proposals scheduled to be presented at this year’s meeting. If there nevertheless are broker non-votes in tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and will not be considered votes cast for the foregoing purposes. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information we know with respect to the beneficial ownership of our common stock as of April 24, 2002, for each person or group of affiliated persons, whom we know to beneficially own more than 5% of our common stock. The table also sets forth such information for our directors and executive officers, individually and as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Options to purchase shares of common stock that are exercisable within 60 days of April 24, 2002 are deemed to be beneficially owned by the person holding such options for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 18,700,576 shares of common stock outstanding as of April 24, 2002.

Beneficial Owner	Number Of Shares Beneficially Owned	Percentage Owned
Four Partners (1)	3,836,700	20.5%
T. Rowe Price Associates, Inc.(2)	1,671,950	8.9%
Delaware Management Holdings Company(3)	1,610,191	8.6%
Capital Group International, Inc.(4)	1,191,300	6.3%
Dani P. Bolognesi (5)	363,901	1.9%
Robert R. Bonczek (6)	199,594	1.1%
M. Nixon Ellis (7)	69,728	*
Jeffrey M. Lipton (8)	210,022	1.1%
E. Gary Cook (9)	31,555	*
J. Richard Crout (10)	26,037	*
Charles A. Sanders (11)	60,687	*
Kevin C. Tang	22,500	*
All executive officers and directors as a group
(eight persons) (12)	984,024	5.3%

*	Less than one percent.

(1)
Based on Schedule 13D filed with the SEC on January 28, 2002 and subsequent SEC Form 4 filings as of March 31, 2002, Four Partners held sole or shared voting power and sole or shared dispositive power as to all of such shares. Four Partners’ address is c/o Thomas J. Tisch, 667 Madison Avenue, New York, New York 10021.

(2)
Based on Schedule 13G filed with the SEC on February 12, 2002, T. Rowe Price Associates, Inc. held sole voting power and sole dispositive power as to all of such shares. T. Rowe Price Associates, Inc.’s address is 100 East Pratt Street, Baltimore, Maryland, 21202.

(3)
Based on Schedule 13G filed with the SEC on February 7, 2002, Delaware Management Holdings Company held sole voting power and sole dispositive power as to all of such shares. Delaware Management Holdings Company’s address is One Commerce Square, 2005 Market Street, Philadelphia, Pennsylvania 19103.

(4)
Based on Schedule 13G filed with the SEC on February 11, 2002, Capital Group International, Inc. held sole voting power and sole dispositive power as to all of such shares. Capital Group International, Inc.’s address is 11100 Santa Monica Boulevard, 15th Floor, Los Angeles, California 90025-3384.

(5)
Includes 307,932 shares that Dr. Bolognesi may acquire pursuant to stock options exercisable within 60 days after April 24, 2002. Includes the following shares as to which Dr. Bolognesi disclaims beneficial ownership: 7,153 shares that Sarah Bolognesi, Dr. Bolognesi’s wife, may acquire pursuant to certain stock options exercisable within 60 days after April 24, 2002.

(6)	Includes 178,944 shares that Mr. Bonczek may acquire pursuant to stock options exercisable within 60 days after April 24, 2002.
(7)
Includes 62,915 shares that Dr. Ellis may acquire pursuant to stock options exercisable within 60 days after April 24, 2002. Includes the following shares as to which Dr. Ellis disclaims beneficial ownership except to the extent of his pecuniary interest therein: 3,500 shares held in a charitable remainder trust for which Dr. Ellis is the sole beneficiary until his death and Dr. Ellis is the sole trustee.

(8)
Includes 57,500 shares that Mr. Lipton may acquire pursuant to stock options exercisable within 60 days after April 24, 2002. Includes the following shares as to which Mr. Lipton disclaims beneficial ownership: 7,890 shares beneficially owned by Shelley Lipton, Mr. Lipton’s wife, 270 shares beneficially owned by Caroline Dickens, Mr. Lipton’s niece who shares Mr. Lipton’s house and 380 shares beneficially owned by Caroline Dickens Trust, for which Caroline Dickens, Mr. Lipton’s niece who shares Mr. Lipton’s house, is the sole beneficiary and Shelley Lipton, Mr. Lipton’s wife, is the sole trustee.

(9)
Includes 28,055 shares that Dr. Cook may acquire pursuant to stock options exercisable within 60 days after April 24, 2002. Includes the following shares as to which Dr. Cook disclaims beneficial ownership: 1,500 shares beneficially owned by Brenda B. Cook, Dr. Cook’s wife.

(10)
Includes 19,167 shares that Dr. Crout may acquire pursuant to stock options exercisable within 60 days after April 24, 2002. Includes the following shares as to which Dr. Crout disclaims beneficial ownership: 1,500 shares beneficially owned by Keith R. Crout Irrevocable Trust, for which Keith R. Crout, Dr. Crout’s son who shares Dr. Crout’s house, is the sole beneficiary and Linda C. Spevacek, Dr. Crout’s daughter, is the sole trustee; 470 shares beneficially owned by Keith R. Crout, Dr. Crout’s son who shares Dr. Crout’s house, and 900 shares beneficially owned by Carol K. Crout, Dr. Crout’s wife.

(11)	Includes 50,883 shares that Dr. Sanders may acquire pursuant to stock options exercisable within 60 days after April 24, 2002.
(12)	See notes (5)-(11).

Revocability Of Proxies

Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing a notice of revocation or another signed Proxy with a later date with the Secretary of Trimeris at our principal executive office, 3518 Westgate Drive, Suite 300, Durham, North Carolina 27707. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

Proxy Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by our directors, officers, employees or agents. No additional compensation is expected to be paid to these individuals for any such services.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of six members. In accordance with the terms of our Fourth Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual stockholder meeting, the successors to the Directors whose terms expire will be elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. Currently, our Board of Directors is divided as follows: members of Class I Director seats are Jeffrey M. Lipton and E. Gary Cook, Ph.D.; members of Class II Director seats are Charles A. Sanders, M.D. and Kevin C. Tang, and members of Class III Director seats are Dani P. Bolognesi, Ph.D. and J. Richard Crout, M.D.

Vote Required

The two candidates for the class of directors whose terms begin at the 2002 Annual Meeting of Stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected directors of Trimeris. Unless otherwise instructed, the proxyholders will vote each returned proxy for the nominees named below for election, or for as many nominees of the Board of Directors as possible, such votes to be distributed among such nominees in the manner as the proxyholders see fit. If any of the nominees is unable or unwilling to stand for election or to serve if elected, the named proxies will vote for such person or persons as the Board in its discretion may choose to replace any such nominees.

Recommendation Of The Board Of Directors

The Board of Directors unanimously recommends a vote FOR the nominees listed below.

Nominees

The following table sets forth information regarding the nominees:

Name	Year First Elected Director	Age	Class Termination Year	Position
Charles A. Sanders, M.D.	1996	70	2005	Director
Kevin C. Tang	2001	35	2005	Director

Business Experience Of Nominees For Election To Terms Expiring In 2005

Charles A. Sanders, M.D. has been a director of Trimeris since October 1996. From 1989 to May 1995, Dr. Sanders was Chairman of the Board of Directors and Chief Executive Officer of Glaxo Inc. and a member of the Board of Directors of Glaxo plc. Prior to joining Glaxo, Dr. Sanders held a number of positions at Squibb Corporation, a multinational pharmaceutical corporation, including Vice Chairman, Chief Executive Officer of the Science and Technology Group and Chairman of the Science and Technology Committee of the Board. Dr. Sanders serves on the Boards of Directors of Vertex Pharmaceuticals Incorporated, Scios Inc., Pharmacopeia, Inc., Edgewater, Inc., Genentech, Inc., Biopure Corporation, Genaera, Inc., and Cephalon Inc. Dr. Sanders received his M.D. degree from Southwestern Medical College of the University of Texas.

Kevin C. Tang has been a director of Trimeris since August 2001. From 1991 to July 2001, Mr. Tang was Managing Director of Deutsche Banc Alex. Brown, Inc., an investment banking firm, where he headed the Life Sciences research group. Mr. Tang received his B.S. degree from Duke University.

Board Meetings And Committees

Our Board of Directors met a total of 9 times during the year ended December 31, 2001. Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

The Board has a standing Compensation and Governance Committee composed of Messrs. Cook, Lipton, Sanders and Tang. In June 2000, the Board elected Dr. Cook as chairman of the Compensation and Governance Committee. In April 2002, Mr. Tang was appointed to the Compensation and Governance Committee. The Compensation and Governance Committee met 4 times in 2001. The Compensation and Governance Committee reviews and acts on matters relating to compensation levels and benefit plans for our executive officers and key employees, including salary and stock options. The Compensation and Governance Committee is responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under our existing incentive compensation plans. The Compensation and Governance Committee is also responsible for corporate governance issues, including nomination of new directors, ongoing evaluation of the executive management team and other related issues.

The Board also has a standing Audit and Finance Committee composed of Messrs. Crout, Lipton and Sanders. The Audit and Finance Committee met 6 times in 2001. The Audit and Finance Committee is responsible for, among other things, monitoring the integrity and adequacy of the Company’s financial information, control systems and reporting practices, and recommending to the Board the selection of independent auditors for the Company, subject to stockholder ratification. In June 2000, the Board elected Dr. Crout as the chairman of the Audit and Finance Committee.

Director Compensation

We reimburse our directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. Directors do not receive additional compensation in connection with their attendance at meetings. In addition, all eligible non-employee directors, except the Chairman, automatically receive an option to purchase 10,000 shares of common stock at each annual meeting of stockholders and the Chairman automatically receives an option to purchase 15,000 shares of common stock at each annual meeting of stockholders. In addition, all eligible non-employee directors serving as a member of the Compensation and Governance Committee or Audit and Finance Committee, except the director serving as chairman of the committee, receive an option to purchase 1,250 shares of common stock at each annual meeting of stockholders and the eligible non-employee director serving as chairman of any of these committees receives an option to purchase 2,500 shares of common stock at each annual meeting of stockholders. These options have an exercise price equal to 100% of the fair market value of our common stock on the grant date and become exercisable after the completion of one year of service following the grant. Newly-elected directors are granted an option to purchase 20,000 shares of common stock, with the options vesting ratably over the three years. These options have an exercise price equal to 100% of the fair market value of our common stock on the grant date.

PROPOSAL 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

We are asking the stockholders to ratify the selection of KPMG LLP as our independent accountants for the year ending December 31, 2002.

Vote Required

The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to ratify the selection of KPMG LLP as our independent accountants for the year ending December 31, 2002.

Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation Of The Board Of Directors

The Board of Directors unanimously recommends a vote FOR the ratification and approval of the selection of KPMG LLP to serve as our independent accountants for the year ending December 31, 2002.

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

The following table sets forth the name, age and position of our executive officers, directors and key employees as of April 24, 2002:

Name	Age	Position
Dani P. Bolognesi, Ph.D.	61	Chief Executive Officer, Chief Scientific Officer and Director
Robert R. Bonczek	57	Chief Financial Officer and General Counsel
M. Nixon Ellis, Ph.D.	52	Executive Vice President and Chief Business Officer
M.C. Kang, Ph.D.	50	Senior Vice President of Development
Thomas J. Matthews, Ph.D.	57	Senior Vice President of Research and Development
M. Lynn Smiley, M.D.	49	Senior Vice President of Clinical Research
Timothy J. Creech	41	Director of Finance and Secretary
Jeffrey M. Lipton(1)(2)	59	Chairman of the Board of Directors
E. Gary Cook, Ph.D.(2)	57	Director
J. Richard Crout, M.D.(1).	72	Director
Charles A. Sanders, M.D.(1)(2)	70	Director
Kevin C. Tang (2)	35	Director

(1)	Member of the Audit and Finance Committee.
(2)	Member of the Compensation and Governance Committee.

Dani P. Bolognesi, Ph.D. is a founder of Trimeris, has been a director since its inception and was named Chief Executive Officer and Chief Scientific Officer in March 1999. Dr. Bolognesi held a number of positions at Duke University from 1971 to March 1999, and served as James B. Duke Professor of Surgery, Professor of Microbiology/Immunology, Vice Chairman of the Department of Surgery for Research and Development and Director of the Duke University Center for AIDS Research from 1989 to March 1999. From 1988 to March 1999, Dr. Bolognesi was the Director of the Central Laboratory Network that supports all HIV vaccine clinical trials sponsored by the National Institutes of Health. Dr. Bolognesi received his Ph.D. degree in Virology from Duke University.

Robert R. Bonczek joined Trimeris as a consultant in March 1997, was named Acting Chief Administrative Officer and Acting Chief Financial Officer in September 1999, was named Chief Financial Officer in March 2000 and was named General Counsel in April 2000. From 1991 until 2001, Mr. Bonczek acted in a consulting capacity for Donaldson, Lufkin & Jenrette, an investment bank, and for Wilmer, Cutler & Pickering, a law firm. Since 1991, Mr. Bonczek has served as President of AspenTree Capital, a financial services and investment management company. Prior to 1991, Mr. Bonczek was with E.I. Du Pont de Nemours & Co., a chemical company, for 24 years, holding a number of senior management positions, including Corporate Counsel. Mr. Bonczek received his J.D. degree from the University of North Carolina and his M.B.A. from The Wharton School at the University of Pennsylvania.

M. Nixon Ellis, Ph.D. joined Trimeris as Executive Vice President and Chief Business Officer in March 2000. Prior to joining Trimeris, Dr. Ellis served as a founder and director of Triangle Pharmaceuticals, Inc., a biopharmaceutical company from July 1995 until February 2000 and President and Chief Operating Officer from September 1995 until February 2000. From 1983 to 1995, Dr. Ellis held various positions at Burroughs Wellcome Co., a multinational pharmaceutical company, most recently serving as Global Brand Director, HIV/Retrovir at The Wellcome Foundation Ltd. and Assistant Director, Division of Virology. Dr. Ellis received his Ph.D. degree in Microbiology from the University of Georgia and his M.B.A. from the University of North Carolina.

M.C. Kang, Ph.D. joined Trimeris as a consultant in October 1995 and was named Director of Chemistry in August 1996, Vice President of Development in September 1998 and Senior Vice President of Development in July 1999. Prior to joining Trimeris, Dr. Kang held various positions at Glaxo plc from 1990 to October 1995, most recently serving as Director of Chemical Development. From 1986 to 1990, Dr. Kang was a Development Chemist in the Medical Products Division at E.I. Du Pont de Nemours & Co. Dr. Kang received his Ph.D. degree in Synthetic Organic Chemistry from Oregon State University.

Thomas J. Matthews, Ph.D. is a founder of Trimeris and joined Trimeris as Senior Vice President of Research and Development in July 1999. Dr. Matthews held a number of positions at Duke University from 1977 to July 1999, most recently serving as Associate Professor of Experimental Surgery at the Duke University Medical Center and a member of the Duke University Center for AIDS Research. Dr. Matthews received his Ph.D. degree in Biochemistry from the University of Missouri.

M. Lynn Smiley, M.D. joined Trimeris as Senior Vice President of Clinical Research in January 2001. From January 1997 until January 2001, Dr. Smiley served as Vice President of HIV and Opportunistic Infections Clinical Development at Glaxo Wellcome, Inc., now GlaxoSmithKline plc. From March 1988 to December 1996, Dr. Smiley held several positions in research and development at Burroughs Wellcome Co. and Glaxo Wellcome, Inc., including Director of the Infectious Diseases and Immunology Department. Dr. Smiley has also held teaching positions at the University of North Carolina at Chapel Hill School of Medicine since 1984, and has served as Clinical Professor of Medicine since 1994. Dr. Smiley received her M.D. from Duke University Medical School.

Timothy J. Creech, C.P.A. joined Trimeris as Director of Finance in July 1997 and was appointed Secretary in June 1999. From July 1996 to June 1997, Mr. Creech was Corporate Controller at Performance Awareness Corporation, a software company. From December 1993 to July 1996, Mr. Creech was Director of Finance at Avant! Corporation, a software company. From 1990 to December 1993, Mr. Creech was a senior manager at KPMG LLP, independent auditors for Trimeris. Mr. Creech received his M.B.A. from the Fuqua School of Business at Duke University.

Jeffrey M. Lipton has been a director of Trimeris since June 1998 and has been Chairman of the Board since June 1999. Since July 1998, Mr. Lipton has been President and Chief Executive Officer of NOVA Chemicals Corporation, a chemicals company. Mr. Lipton was President of NOVA Corporation, a worldwide natural gas services and petrochemicals company from September 1994 until July 1998, a director from April 1996 until July 1998, Senior Vice President from 1993 until February 1994 and Senior Vice President and Chief Financial Officer from February 1994 until September 1994. Prior to NOVA, Mr. Lipton was with E.I. Du Pont de Nemours & Co. for 29 years, holding a number of senior management positions, including Vice President, Medical Products, Vice President, Polymer Products, Vice President, Corporate Marketing and Continuous Improvement, and Vice President, Corporate Plans. Mr. Lipton serves on the Board of Directors of NOVA Chemicals Corporation, Chairman of the Board of Directors of Methanex Corporation and as a Director of Hercules Chemical Co., and of the Chemical Manufacturers’ Association. Mr. Lipton received his M.B.A. from Harvard University.

E. Gary Cook, Ph.D. has been a director of Trimeris since February 2000. From 1996 until his retirement in 1999, Dr. Cook was Chairman of the Board of Directors, President and Chief Executive Officer of Witco Corporation, a global specialty chemicals corporation. From 1994 to 1996, Dr. Cook was President and Chief Operating Officer of Albemarle Corporation, a global specialty chemicals corporation. From 1992 to 1994, Dr. Cook was Senior Vice President, President – Chemicals, and member of the Board of Directors of Ethyl Corporation. Prior to Ethyl, Dr. Cook was with E.I. Du Pont de Nemours & Co. for 23 years, holding a number of senior management positions, including Vice President, Printing and Publishing, Vice President, Medical Products, and Vice President, Corporate Plans. Dr. Cook serves on the Board of Directors of Louisiana-Pacific Corporation. Dr. Cook received his Ph.D. degree in Chemistry from The Virginia Polytechnic Institute and University.

Charles A. Sanders, M.D. has been a director of Trimeris since October 1996. From 1989 to May 1995, Dr. Sanders was Chairman of the Board of Directors and Chief Executive Officer of Glaxo Inc. and a member of the Board of Directors of Glaxo plc. Prior to joining Glaxo, Dr. Sanders held a number of positions at Squibb Corporation, a multinational pharmaceutical corporation, including Vice Chairman, Chief Executive Officer of the Science and Technology Group and Chairman of the Science and Technology Committee of the Board. Dr. Sanders serves on the Boards of Directors of Vertex Pharmaceuticals Incorporated, Scios Inc., Pharmacopeia, Inc., Edgewater, Inc., Genentech, Inc., Biopure Corporation, Genaera, Inc., and Cephalon, Inc. Dr. Sanders received his M.D. degree from Southwestern Medical College of the University of Texas.

Kevin C. Tang has been a director of Trimeris since August 2001. From 1991 to July 2001, Mr. Tang was Managing Director of Deutsche Banc Alex. Brown, Inc., an investment banking firm, where he headed the Life Sciences research group. Mr. Tang received his B.S. degree from Duke University.

Executive Compensation

The following table sets forth certain information with respect to the annual and long-term compensation paid by us during the fiscal years ended December 31, 2001, 2000 and 1999 to the individual who served as our chief executive officer during 2001 and to our most highly compensated executive officers (other than our chief executive officer) serving as executive officers as of December 31, 2001 and whose 2001 compensation exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation				Long Term Compenstion
Name and Principal Position	Year	Salary	Bonus(1)		Securities Underlying Options(#)		All Other Compensation
Dani P. Bolognesi (2)	2001	$397,320	$260,000		66,100	(5)	—	(7)
Chief Executive Officer and	2000	297,828	150,000		92,500	(6)	—	(7)
Chief Scientific Officer	1999	277,480	130,470	(2)	235,000		$40,000	(2)(7)
Robert R. Bonczek (3)	2001	$265,008	$127,000		33,100	(5)	19,790	(3)(7)
Chief Financial Officer and	2000	219,807	83,500		50,000	(6)	16,000	(3)
General Counsel	1999	169,996	72,200		150,000		—
M. Nixon Ellis (4)	2001	$265,008	$127,000		33,100	(5)	—
Executive Vice President and	2000	165,852	83,500		117,500	(6)	25,000	(4)
Chief Business Officer	1999	—	—		—		—

(1)
In January 2000, 1999 bonuses were awarded and paid to the Named Executive Officers for achievement in 1999; however, such bonuses are reported with the 1999 compensation. In January 2001, 2000 bonuses were awarded and paid to the Named Executive Officers for achievement in 2000; however, such bonuses are reported with the 2000 compensation. In February 2002, 2001 bonuses were awarded and paid to the Named Executive Officers for achievement in 2001; however, such bonuses are reported with the 2001 compensation.

(2)
Dr. Bolognesi was named Chief Executive Officer and Chief Scientific Officer in March 1999. From January 1999 to February 1999, Dr. Bolognesi was paid $49,230 for his services as a consultant. In 1999, Dr. Bolognesi was paid $228,250 for his services as Chief Executive Officer and Chief Scientific Officer, received a one-time payment of $40,000 for reimbursement of lost income, and received a bonus for his consulting services for 1998 in the amount of $40,000. The bonus received for 1998 consulting services is not reflected in the table above.

(3)
Mr. Bonczek was named Chief Financial Officer in March 2000 and General Counsel in April 2000. In 1999, Mr. Bonczek was paid $99,996 for his services as a consultant, was paid $70,000 as Acting Chief Financial

Officer
and Acting Chief Administrative Officer, received an option grant in the amount of 50,000 shares for these services as a consultant and received an option grant in the amount of 100,000 shares for his appointment as Acting Chief Financial Officer and Acting Chief Administrative Officer. In 2000, Mr. Bonczek received a one-time payment of $16,000 for reimbursement of lost income in connection with his appointment as Chief Financial Officer. In 2001, Mr. Bonczek received a one-time payment of $19,790 for reimbursement for moving and miscellaneous expenses pursuant to his contractual arrangement.

(4)
Dr. Ellis joined Trimeris as Executive Vice President and Chief Business Officer in March 2000 with compensation at an annual rate of $220,000, received a signing bonus of $25,000, and received an option grant in the amount of 100,000 shares in connection with his appointment as Executive Vice President and Chief Business Officer.

(5)
On June 27, 2001, the Compensation and Governance Committee approved an aggregate number of options to purchase shares of our common stock to be granted on a quarterly basis over four quarters to all eligible employees, including the Named Executive Officers pursuant to our Stock Incentive Plan. These option grants were designed to be awarded at the fair market value of our common stock on the date of that particular quarterly grant. These quarterly option grants began in June 2001 and continued thereafter until April 2002 as long as the employee was employed by us on the date of grant. Once granted, the aggregate number of options become exercisable over a four year period, with the first grant in June 2001 exercisable in full in June 2002 and the remainder of the grants exercisable ratably over a three year period beginning in June 2002. The number in this column represents the number of options to purchase shares of our common stock that the Named Executive Officer received pursuant to such grant on a quarterly basis in June 2001, October 2001, January 2002 and April 2002.

(6)
On June 22, 2000, the Compensation and Governance Committee approved an aggregate number of options to purchase shares of our common stock to be granted on a quarterly basis over four quarters to all eligible employees, including the Named Executive Officers pursuant to our Stock Incentive Plan. These option grants were designed to be awarded at the fair market value of our common stock on the date of that particular quarterly grant. These quarterly option grants began in June 2000 and continued thereafter until April 2001 as long as the employee was employed by us on the date of grant. Once granted, the aggregate number of options became exercisable over a four year period, with the first grant in June 2000 exercisable in full in June 2001 and the remainder of the grants exercisable ratably over a three year period beginning in June 2001. The number in this column represents the number of options to purchase shares of our common stock that the Named Executive Officer received pursuant to such grant on a quarterly basis in June 2000, October 2000, January 2001 and April 2001.

(7)
Beginning in 1998, we matched 100% of a participant’s annual contributions to the Trimeris Employee 401(k) Plan with common stock, provided the participant was employed on the last day of the year. The number of shares issued is based on the annual contributions to be matched divided by the closing price of the common stock on the last trading day of the year. On December 31, 1999, December 31, 2000, and December 31, 2001, Dr. Bolognesi received 423, 191 and 233 shares of stock, respectively, and as of April 24, 2002, is vested in 635 of those shares of stock. Based upon the closing price of $23.625 per share of the Company’s common stock on December 31, 1999, the value of the Company’s 401(k) contribution to Dr. Bolognesi for 1999 was approximately $10,000. Based upon the closing price of $54.875 per share of the Company’s common stock on December 31, 2000, the value of the Company’s 401(k) contribution to Dr. Bolognesi for 2000 was approximately $10,500. Based upon the closing price of $44.97 per share of the Company’s common stock on December 31, 2001, the value of the Company’s 401(k) contribution to Dr. Bolognesi for 2001 was approximately $10,500. On December 31, 2001, Mr. Bonczek received 431 shares of stock pursuant to this matching plan and as of April 24, 2002, is vested in none of those shares of stock. Based upon the closing price of $44.97 per share of the Company’s common stock on December 31, 2001, the value of the Company’s 401(k) contribution to Mr. Bonczek for 2001 was approximately $10,500.

Stock Option Information

The following table contains information concerning stock options granted during the fiscal year ended December 31, 2001 to the Named Executive Officers. We have never granted any stock appreciation rights.

OPTIONS GRANTED IN THE YEAR ENDED DECEMBER 31, 2001

	Individual Grants
	Number Of Securities Underlying Options Granted(#)		Percent Of Total Options Granted To Employees In 2001	Exercise Price Per Share	Expiration Date	Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term(3)
Name						5%	10%
Dani P. Bolognesi	23,125	(1)	4.0%	$46.81	6/22/2010	$639,000	$1,598,000
	23,125	(1)	4.0%	29.00	6/22/2010	383,000	950,000
	16,525	(2)	2.9%	45.10	6/27/2011	469,000	1,188,000
	16,525	(2)	2.9%	35.00	6/27/2011	353,000	888,000

Robert R. Bonczek	12,500	(1)	2.2%	46.81	6/22/2010	345,000	864,000
	12,500	(1)	2.2%	29.00	6/22/2010	207,000	514,000
	8,275	(2)	1.4%	45.10	6/27/2011	235,000	595,000
	8,275	(2)	1.4%	35.00	6/27/2011	177,000	445,000

M. Nixon Ellis	4,375	(1)	0.8%	46.81	6/22/2010	121,000	302,000
	4,375	(1)	0.8%	29.00	6/22/2010	72,000	180,000
	8,275	(2)	1.4%	45.10	6/27/2011	235,000	595,000
	8,275	(2)	1.4%	35.00	6/27/2011	177,000	445,000

(1)
Each option represents the right to purchase one share of common stock. The options shown in this row were all granted pursuant to our Stock Incentive Plan. These options were granted in January 2001 and April 2001 based upon an aggregate option number determined in June 2000 that was designed to be granted on a quarterly basis over four quarters at the fair market value of our common stock on the date of grant. These January 2001 and April 2001 options become exercisable ratably over a three year period that began in June 2001. Upon the occurrence of certain events that result in a change of control, all outstanding options granted to all employees, including executive officers, will become fully exercisable.

(2)
Each option represents the right to purchase one share of common stock. The options shown in this row were all granted pursuant to our Stock Incentive Plan. These options were granted in June 2001 and October 2001 and became exercisable over a four year period, with the grant in June 2001 exercisable in full in June 2002 and the October 2001 grant exercisable ratably over a three year period that began in June 2002. The number of option shares granted in each instance was based upon an aggregate option number determined in June 2001 that was designed to be granted on a quarterly basis over four quarters at the fair market value of our common stock on the date of grant. Upon the occurrence of certain events that result in a change of control, all outstanding options granted to all employees, including executive officers, will become fully exercisable.

(3)
Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent an estimate or projection of our future common stock prices. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Year-End Option Table

The following table contains information regarding stock options held by our Named Executive Officers, and the number of and value of any unexercised in-the-money options, as of December 31, 2001. The value of unexercised in-the-money options at December 31, 2001 is based on a value of $44.97 per share, the fair market value of our common stock as reflected by the closing price on the Nasdaq National Market on December 31, 2001, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option.

AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 2001 AND YEAR-END
OPTION VALUES

			Number Of Securities Underlying Unexercised Options as of December 31, 2001 (#)		Value of Unexercised in-the-Money Options at December 31, 2001
Name	Shares Acquired on Exercise (#)	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dani P. Bolognesi	—	—	264,328	188,389	$8,883,000	$3,231,000
Robert R. Bonczek	—	—	152,278	116,077	4,455,000	2,029,000
M. Nixon Ellis	—	—	50,312	92,013	12,000	165,000

(1)
Value realized is calculated as the fair market value of our common stock as reflected by the closing price on the Nasdaq National Market on the date of exercise, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option.

Employment Agreements

In April 1999, we entered into an employment arrangement with Dr. Bolognesi, our Chief Executive Officer and Chief Scientific Officer. Under this arrangement, Dr. Bolognesi is entitled to receive minimum annual compensation of $285,000, an annual bonus based upon the achievement of certain milestones and all health insurance and other benefits generally made available to our employees. He also received in 1999 a one-time payment of $40,000 for replacement of lost income. In connection with the agreement, Dr. Bolognesi received a grant of options to purchase 235,000 shares of common stock at $11.625 per share. If Dr. Bolognesi’s employment is terminated for any reason other than for cause, Dr. Bolognesi’s employment arrangement provides that he is entitled to his base salary and benefits for two years from the date of termination. In April 2001, Dr. Bolognesi’s employment arrangement was automatically renewed until April 2003 unless terminated earlier in accordance with its terms.

In January 2000, we entered into a contractual arrangement with Mr. Bonczek, our Chief Financial Officer and General Counsel. Under this arrangement, Mr. Bonczek is entitled to receive minimum annual compensation of $210,000 and an annual bonus based upon the achievement of certain milestones. Pursuant to his contractual arrangement, he also received in 2000 a one-time payment of $16,000 for replacement of lost income and in 2001 a one-time payment of $19,790 for reimbursement for moving and miscellaneous expenses. In October 1999, Mr. Bonczek received a grant of options to purchase 100,000 shares of common stock at $17.625 per share. If Mr. Bonczek’s contractual arrangement is terminated for any reason other than for cause, Mr. Bonczek’s arrangement provides that he is entitled to his base salary and benefits for two years from the date of such termination. In January 2002, Mr. Bonczek’s contractual arrangement was automatically renewed until January 2004 unless terminated earlier in accordance with its terms.

In March 2000, we entered into an employment arrangement with Dr. Ellis, our Executive Vice President and Chief Business Officer. Under this arrangement, Dr. Ellis is entitled to receive minimum annual compensation of $220,000, an annual bonus based upon the achievement of certain milestones and all health insurance and other benefits generally made available to our employees. He also received in 2000 a one-time payment of $25,000 as a signing bonus. In connection with the agreement, Dr. Ellis received a grant of options to purchase 100,000 shares of common stock at $49.938 per share. If Dr. Ellis’ employment is terminated for any reason other than for cause, Dr. Ellis’ employment arrangement provides that he is entitled to his base salary and benefits for two years from the date of such termination. In March 2002, Dr. Ellis’ employment arrangement was automatically renewed until March 2003 unless terminated earlier in accordance with its terms.

Compensation and Governance Committee Interlocks and Insider Participation

Our Board of Directors’ Compensation and Governance Committee is responsible for determining the salaries and incentive compensation of the executive officers and providing recommendations for the salaries and incentive compensation of all other employees and consultants. The Compensation and Governance Committee also administers our benefit plans, including the Stock Incentive Plan. Dr. Cook serves as the Chairman of the Compensation and Governance Committee and the other members of the committee are Mr. Lipton, Dr. Sanders and Mr. Tang. Mr. Tang was appointed as a member of the Compensation and Governance Committee in April 2002. None of Dr. Cook, Mr. Lipton, Dr. Sanders or Mr. Tang has served as an officer or employee of Trimeris.

Compensation and Governance Committee Report on Executive Compensation

The Compensation and Governance Committee of the Board of Directors offers this report regarding compensation for our executive officers, including our Chief Executive Officer. The Compensation and Governance Committee is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to our executive compensation policies and practices, including the establishment of the annual total compensation for all executive officers, including our Chief Executive Officer.

GENERAL COMPENSATION POLICY

Our primary objective is to maximize the value of our shares over time. The Compensation and Governance Committee, with this objective in mind, authorizes compensation packages for our executive officers designed to retain and attract top quality management and to encourage them to contribute to the achievement of our business objectives. In addition, the Committee attempts to establish compensation packages that are comparable to the packages received by executives of similar companies. Mr. Tang was appointed a member of the Compensation and Governance Committee in April 2002 and did not participate in the preparation of this report.

We compensate our executive officers with a combination of salary and incentives designed to encourage efforts to achieve both our short-term and long-term goals. The compensation structure attempts to reward both individual contributions as well as our overall performance. Traditional measures of corporate performance, such as earnings per share or sales growth, are not applicable to the performance of development stage biopharmaceutical companies like Trimeris. As a result, in making executive compensation decisions, the Committee evaluates other indications of performance, such as achieving milestones in the development of its drug candidates and raising the capital needed for its operations.

The basic components of our compensation packages for our executive officers include the following:

•	Base Salary

•	Performance Incentive Awards

•	Long-term Incentives

•	Benefits

Each executive officer’s compensation package contains a mix of these components and is designed to provide a level of compensation competitive with the compensation paid to comparable officers of similar biopharmaceutical companies. The Committee favors a compensation structure that aligns the long-term interests of its executive officers with the interests of its stockholders, and as a result places significant weight upon long-term incentives in the form of stock options.

Base Salary and increases in base salary are determined by both individual and Company performance and the salary levels in effect for similar biopharmaceutical companies. During 2001, the Committee attempted to keep the base salaries of our officers at a level consistent with the median range of the salaries of officers in similar biopharmaceutical companies. In addition, the Committee considered the following factors in setting the base salaries for executive officers during 2001: our progress in the clinical development for T-20 and T-1249, progress made in the development of a manufacturing process, and any specific contributions by an individual executive.

PERFORMANCE INCENTIVE AWARDS are granted by the Committee based upon its evaluation of the performance of each executive officer and the achievement of our goals during the year. Because of our financial position, payment of bonuses occurs as soon as practical following the year for achievement of our goals for that immediately preceding year. In January 2000, bonuses totaling $202,670 were awarded to the Named Executive Officers for achievements in 1999, which included the continued clinical progress of T-20 and T-1249. In January 2001, bonuses totaling $317,000 were awarded to the Named Executive Officers for achievements in 2000, which included the continued clinical progress of T-20 and T-1249. In February 2002, bonuses totaling $514,000 were awarded to the Named Executive Officers for achievements in 2001, which included a strengthened organization, successful financing, establishing new cooperative relationships, and the continued clinical progress of T-20 and T-1249.

LONG-TERM INCENTIVE compensation in the form of stock options is expected to be the largest element of total compensation over time in order to conserve our cash resources, to align the long-term interests of each officer with the interests of our stockholders and to provide long-term incentives for the individual officer to remain with us. Grants are generally made to most employees on their date of hire based on salary level and position. Under our stock option plan, grants made in connection with commencement of employment are priced at the fair market value on the date of grant, generally become exercisable over a period of four years and have a term of up to ten years. All employees, including executive officers, are eligible for subsequent discretionary grants, which are generally based on corporate and/or individual performance. In 2000 and 2001, these discretionary grants were generally designed to be awarded on a quarterly basis over four quarters at the fair market value of our common stock on the date of grant beginning in June of 2000 and 2001 and thereafter until April of the subsequent year, respectively, as long as the employee was employed by us on the date of grant. Prior to 2000, discretionary grants were awarded on an annual basis at the fair market value on the date of grant and became exerciseable over a period of four years. The size of the option grant to each officer is based on the officer’s current position and expected future contributions to our business. Awards of stock options are designed to have an expected aggregate exercise value over time equal to a multiple of salary, which are expected to create a significant value opportunity based upon stock ownership.

BENEFITS offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all our regular employees.

CEO COMPENSATION

Dr. Bolognesi’s 2001 base salary of $397,320 and his performance incentive plan were arrived at using various surveys regarding executive compensation at similar biopharmaceutical companies. The intent of the Committee is to maintain Dr. Bolognesi’s base salary at a level within the median range of the salaries of officers with similar responsibilities in similar biopharmaceutical companies. Subsequent to the Committee establishing Dr. Bolognesi’s base salary for fiscal year 2001, the Committee commissioned a more extensive series of surveys for officers with similar responsibilities in similar biopharmaceutical companies and determined that Dr. Bolognesi’s 2001 base salary was actually at a level below the intended range of salaries. Consistent with this determination, the Committee made an appropriate adjustment to Dr. Bolognesi’s base salary for fiscal year 2002.

E. Gary Cook, Ph.D., Chairman
Jeffrey M. Lipton
Charles A. Sanders, M.D.

Audit and Finance Committee Report

The Audit and Finance Committee of the Board of Directors assists the Board in executing its responsibilities. The Audit and Finance Committee is responsible for, among other things, monitoring the integrity and adequacy of the Company’s financial information, control systems and reporting practices, and recommending to the Board selection of independent auditors for the Company, subject to shareholder ratification. Management is responsible for the internal controls and the financial reporting process. The Company’s independent auditors are responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit and Finance Committee’s responsibility is to monitor and oversee these processes. Our Board of Directors has adopted a written charter for the Audit and Finance Committee.

The Audit and Finance Committee is composed of three non-employee members, each of whom is independent as defined under the National Association of Securities Dealers’ listing standards.Each of the members of the Audit and Finance Committee is financially literate, and at least one member has accounting or related financial management experience.

The Audit and Finance Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2001 with members of management and KPMG LLP, our independent auditors. The Audit and Finance Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit and Finance Committee has also considered whether the provisions of non-audit services by the independent auditors are compatible with maintaining the auditors’ independence and concluded that they are compatible.

The Audit and Finance Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Statement No. 1, “Independence Discussion with Audit Committees,” and discussed the independence of KPMG LLP with representatives of that firm.

Based on the Audit and Finance Committee’s review and discussions noted above, the Audit and Finance Committee recommended to the Board of Directors that the Company’s audited financial statements as of and for the year ended December 31, 2001 be included in our Annual Report on Form 10-K for filing with the SEC.

Audit and Finance Committee of the Board of Directors

J. Richard Crout, M.D., Chairman
Jeffrey M. Lipton
Charles A. Sanders, M.D.

Performance Graph

The following graph compares total stockholder returns since we became a reporting company under the Exchange Act to the Nasdaq CRSP Total Return Index (“Nasdaq Broad Index”) for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq CRSP Pharmaceutical Index (“Nasdaq Pharmaceutical Index”). The total return assumes the investment of $100 on October 7, 1997 in each of (i) our common stock, (ii) the Nasdaq Broad Index and (iii) the Nasdaq Pharmaceutical Index, and the reinvestment of dividends, although dividends have not been declared on our common stock. The Nasdaq Pharmaceutical Index is made up of all companies with the standard industrial classification (SIC) code 283 (category description “Drugs”). The stockholder return shown on the graph below is not necessarily indicative of future performance and we will not make or endorse any predictions as to future stockholder returns.

We completed our initial public offering on October 7, 1997 at a per share price of $12.00. The closing price of our common stock on October 8, 1997, its first day of public trading, was $12.25 per share. The graph above commences with the first trading day closing price of $12.25 per share.

CUMULATIVE TOTAL RETURN

	10/8/97	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
TRIMERIS, INC.	$100	$106	$96	$193	$448	$367
NASDAQ STOCK MARKET-US	100	90	128	237	143	113
NASDAQ PHARMACEUTICALS	100	87	110	207	258	221

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation and Governance Committee Report, the Audit and Finance Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have paid fees to Deutsche Banc Alex. Brown, an investment banking firm, in consideration for services rendered in connection with a private placement of shares of our common stock in May 2001 and a private placement of shares of our common stock in January 2002. Mr. Kevin C. Tang, one of our directors, was, until July 2001, a Managing Director of Deutsche Banc. Alex Brown where he headed the Life Sciences research group. For information regarding employment agreements with our executive officers, see “Employment.” For information regarding compensation of directors, see “Election of Directors—Directors’ Compensation.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market (“Nasdaq”). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2001, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied, except that Mr. Bonczek failed to report three transactions involving call shares. These transactions were reported on a subsequent Form 4.

FEES PAID TO THE INDEPENDENT AUDITORS

The aggregate fees billed to Trimeris by KPMG LLP for services rendered related to 2001 are set forth in the following table:

Type of Service	Amount of Fee
Audit fees for the 2001 financial statements (including quarterly reviews)	$60,000

Financial information systems design and implementation fees	$—

All other fees:
Audit related fees (1)	$113,500
Other non-audit services (2)	$8,500

Total all other fees	$122,000

Total Fees	$182,000

(1)
Audit related fees include accounting advisory services, various attestation services under professional standards, assistance with registration statements, private placements, comfort letters and consents.

(2)	Other non-audit services include tax compliance and tax advisory services.

STOCKHOLDER PROPOSALS FOR PROXY STATEMENT FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2003 must be received by us no later than January 21, 2003, in order to be included in the proxy statement and related proxy materials. Proposals must comply with all of the requirements of Rule 14a-8 of the Exchange Act, as well as the requirements of our certificate of incorporation and bylaws. Under Rule 14a-4 of the Exchange Act, we will be able to use proxies given to us for next year’s meeting to vote for or against any stockholder proposal that is submitted other than pursuant to Rule 14a-8 at our discretion, unless the proposal is submitted to us not less than 60 days nor more than 90 days prior to next year’s meeting or, if less than 70 days notice or prior public disclosure of the date of the meeting is given or made, not less than 10 days following the date on which notice of the meeting was given or public disclosure was made, whichever occurs first.

FORM 10-K

WE WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR EXECUTIVE OFFICES WHICH ARE LOCATED AT 3518 WESTGATE DRIVE, SUITE 300, DURHAM, NORTH CAROLINA 27707.

OTHER BUSINESS

The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: May 21, 2002

By	Order of the Board of Directors,

Tim	othy J. Creech, Secretary

TRIMERIS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dr. Dani P. Bolognesi and Timothy J. Creech, jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Trimeris, Inc. to be held on Wednesday, June 26, 2002, or at any postponements or adjournments thereof, as specified on the reverse, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES AND FOR PROPOSAL 2.

PLEASE SIGN AND DATE ON REVERSE SIDE AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE.

TRIMERIS, INC. ANNUAL MEETING OF STOCKHOLDERS
JUNE 26, 2002

PLEASE VOTE, DATE, AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

☒PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. Election of Directors:

Charles A. Sanders, M.D.
Kevin C. Tang

☐FOR All Nominees
☐WITHHOLD
☐FOR All Except

If you do not wish your shares voted “For” a particular nominee, mark the “For All Except” box and write the name of the nominee on the line provided below.

2.	Ratification of Accountants: Ratification and approval of the selection of KPMG LLP as independent accountants for the fiscal year ending December 31, 2002.

☐FOR ☐AGAINST ☐ABSTAIN

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES AND FOR PROPOSAL 2 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS JUST SIGN ON THE REVERSE SIDE, NO BOXES NEED BE CHECKED.

MARK BOX AT RIGHT IF YOU PLAN TO ATTEND THE ANNUAL MEETING ☐

MARK BOX AT RIGHT IF AN ADDRESS CHANGE OR COMMENT HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD ☐

Please be sure to sign and date this Proxy

                                                           Date:

Stockholder sign here                    Co-owner sign here

Note:
Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

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